SUBITEM 77E

LEGAL PROCEEDINGS

Since October 2003 Federated and
related entities collectively
Federated and various Federated
funds Funds have been named
as defendants in several class
action lawsuits now pending in the
United States District Court for
 the District of Maryland The
lawsuits were purportedly filed on behalf of people who purchased owned and/or redeemed shares of
Federatedsponsored mutual funds during
specified periods beginning
November 1 1998 The suits
are generally similar in alleging that
Federated engaged in illegal
and improper trading practices
 including market timing and
late trading in
concert with certain institutional
traders which allegedly caused
financial injury to the mutual fund
shareholders These lawsuits
began to be filed shortly after
Federateds first public announcement
that
it had received requests for
information on shareholder trading
activities in the Funds from
the SEC the
Office of the New York State
Attorney General NYAG and
 other authorities In that regard
on
November 28 2005 Federated
announced that it had reached
 final settlements with the SEC and the
NYAG with respect to those matters
Specifically the SEC and NYAG
settled proceedings against three
Federated subsidiaries involving
undisclosed market timing arrangements
and late trading The SEC
made findings that Federated
 Investment Management Company
FIMC an SECregistered
investment adviser to various
Funds and Federated Securities
Corp an SECregistered brokerdealer
and distributor for the Funds
 violated provisions of the
Investment Advisers Act and Investment
Company Act by approving but
not disclosing three market
timing arrangements or the associated
conflict of interest between
FIMC and the funds involved in
the arrangements either to other fund
shareholders or to the funds
 board and that Federated
Shareholder Services Company
formerly an
SECregistered transfer agent
 failed to prevent a customer
and a Federated employee from
late trading
in violation of provisions of
NYAG found that such conduct
violated
provisions of New York State
law Federated entered into
the settlements without admitting
 or denying
the regulators findings
As Federated previously reported
in 2004 it has already paid
approximately
$80 million to certain funds
as determined by an independent
consultant As part of these
settlements
Federated agreed to pay disgorgement
and a civil money penalty in the
 aggregate amount of an
additional $72 million and among
other things agreed that it would
 not serve as investment adviser to
any registered investment company
 unless i at least 75% of the funds
directors are independent of
Federated ii the chairman
 of each such fund is independent
of Federated iii no action may be taken
by the funds board or any
committee thereof unless approved by
a majority of the independent trustees
of the fund or committee
respectively and iv the fund appoints
a senior officer who reports
 to the
independent trustees and is
responsible for monitoring
compliance by the fund with
applicable laws and
fiduciary duties and for managing
 the process by which management
fees charged to a fund are
approved The settlements are
described in Federateds announcement
which along with previous press
releases and related communications
on those matters is available in the
About Us section of
Federateds website at
FederatedInvestorscom
Federated and various Funds have
also been named as defendants in
several additional lawsuits the
majority of which are now pending
in the United States District Court
 for the Western District of
Pennsylvania alleging among other
things excessive advisory and Rule
12b1 fees
The board of the Funds has retained the
 law firm of Dickstein Shapiro Morin &
 Oshinsky LLP to
represent the Funds in these lawsuits
 Federated and the Funds and their
respective counsel are
reviewing the allegations and intend to
defend this litigation Additional lawsuits
 based upon similar
allegations may be filed in the future

The potential impact of these lawsuits
 all of which seek
unquantified damages attorneys fees
 and expenses and future potential
 similar suits is uncertain
Although we do not believe that these
lawsuits will have a material adverse
effect on the Funds there
can be no assurance that these suits
ongoing adverse publicity and/or other
 developments resulting
from the regulatory investigations will
not result in increased Fund redemptions reduced sales of Fund shares or other adverse consequences for the Funds